Exhibit 1.1
ARMSTRONG RESOURCE PARTNERS, L.P.
Common Units
Representing Limited Partner Interests
UNDERWRITING AGREEMENT
[     ], 2012
RAYMOND JAMES & ASSOCIATES, INC.
FBR CAPITAL MARKETS & CO.
     as Representatives of the several Underwriters
c/o Raymond James & Associates, Inc.
880 Carillon Parkway
Saint Petersburg, FL 33716
Dear Sirs:
          Armstrong Resource Partners, L.P., a Delaware limited partnership (the “Partnership”), confirms its agreement with each of the Underwriters listed on Schedule II hereto (collectively, the “Underwriters”), for whom Raymond James & Associates, Inc. and FBR Capital Markets & Co. are acting as representatives (in such capacity, collectively, the “Representatives”), with respect to (i) the sale by the Partnership of [     ] common units (the “Initial Units”) representing limited partner interests in the Partnership (the “Common Units”) in the number of units set forth opposite the name of the Partnership in Schedule I hereto, and the purchase by the Underwriters, acting severally and not jointly, of the respective number of Common Units set forth opposite the names of the Underwriters in Schedule II hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of [     ] additional Common Units to cover over-allotments (the “Option Units”), if any, from the Partnership in the number of Common Units set forth opposite the name of the Partnership in Schedule I hereto, to the Underwriters, acting severally and not jointly, in the respective numbers of Common Units set forth opposite the names of each of the Underwriters listed in Schedule II hereto. The Initial Units to be purchased by the Underwriters and all or any part of the Option Units subject to the option described in Section 1(b) hereof are hereinafter called, collectively, the “Units.”
          The Partnership and Elk Creek GP, LLC, a Delaware limited liability company (the “General Partner”) are collectively referred to herein as the “Partnership Parties.”
          The “Operative Agreements” shall mean Second Amended and Restated Agreement of Limited Partnership, dated May [     ], 2012 (the “Partnership Agreement”) and the Limited Liability Company Agreement of the General Partner, dated March 31, 2008 (the “General Partner Agreement”).

          The Partnership Parties understand that the Underwriters propose to make a public offering of the Units as soon as the Underwriters deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered, and to offer the Units on the terms set forth in the Prospectus (as defined below).
          The Partnership has filed with the Securities and Exchange Commission (the Commission”), a registration statement on Form S-1 (No. 333-177260) including a related preliminary prospectus, for the registration of the Units under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”). The Partnership Parties have prepared and filed such amendments to the registration statement and such amendments or supplements to the related preliminary prospectus as may have been required to the date hereof, and will file such additional amendments or supplements as may hereafter be required under the Securities Act and the Securities Act Regulations. The registration statement, as amended at the time it was declared effective by the Commission (and, if the Partnership files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), such registration statement as so amended) and including all information deemed to be a part of the registration statement pursuant to incorporation by reference, Rule 430A of the Securities Act Regulations or otherwise, is hereinafter called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement. Each prospectus included in the Registration Statement before it was declared effective by the Commission under the Securities Act, and any preliminary form of prospectus filed with the Commission by the Partnership with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations, including all information incorporated by reference in either such prospectus, is hereinafter called the “Preliminary Prospectus.” The term “‘Prospectus” means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto including all information incorporated by reference therein.
          The term “Disclosure Package” means (i) the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined herein), (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule III(a) hereto, and (iii) any other Free Writing Prospectus (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package.
          The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act Regulations. The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations; and any oral or written communications with potential investors undertaken pursuant to Section 5(d) of the Securities Act are hereinafter called “Section 5(d) Communications”.
          The Partnership Parties and the Underwriters agree as follows:

     1. Sale and Purchase:
     (a) Initial Units. Upon the basis of the agreements, warranties and representations and other terms and conditions herein set forth, at the purchase price per share of Common Units of $[      ], the Partnership agrees to sell to the Underwriters the number of Initial Units set forth in Schedule I opposite its name, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership the number of Initial Units set forth in Schedule II opposite such Underwriter’s name, plus any additional number of Initial Units which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional units.
     (b) Option Units. In addition, upon the basis of the agreements, warranties and representations and other terms and conditions herein set forth, at the purchase price per share of Common Units set forth in paragraph (a) above, the Partnership hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Partnership all or any part of the Option Units set forth in Schedule I, plus any additional number of Option Units which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time within such 30-day period only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Units upon written notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Units. Any such time and date of delivery (an “Option Closing Time”) shall be determined by the Representatives, but shall not be later than three full business days (or earlier, without the consent of the Partnership, than two full business days) after the exercise of such option and the delivery of notice of same to the Partnership, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Units, the Partnership will sell that number of Option Units then being purchased, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Units then being purchased which the number of Initial Units set forth in Schedule II opposite the name of such Underwriter bears to the total number of Initial Units, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional units.
     2. Payment and Delivery
     (a) Initial Units. The Initial Units to be purchased by each Underwriter hereunder in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior written notice to the Partnership shall be delivered by or on behalf of the Partnership to the Representatives through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer in immediately available funds to the account specified to the Representatives by the Partnership upon at least forty-eight hours’ prior written notice. The Partnership Parties will cause the certificates representing the Initial Units to be made available for checking and packaging not later than 1:00 p.m. New York City time on the business day prior to the Closing Time (as defined below) with respect thereto at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if the determination of the purchase price of the Initial Units occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representatives and the Partnership Parties). The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.”
     (b) Option Units. Any Option Units to be purchased by each Underwriter hereunder in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior written notice to the Partnership Parties shall be delivered by or on behalf of the Partnership Parties to the Representatives through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer in immediately available funds to the account specified to the Representatives by the Partnership upon at least forty-eight hours’ prior written notice. The Partnership Parties will cause the certificates representing the Option Units to be made available for checking and packaging at least twenty-four hours prior to the Option Closing Time with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representatives in the notice given by the Representatives to the Partnership Parties of the Underwriters’ election to purchase such Option Units or on such other time and date as the Partnership Parties and the Representatives may agree upon in writing.
     (c) Directed Shares. It is understood that approximately [         ] Initial Units (the “Directed Shares”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the Prospectus and in accordance with the rules and regulations of FINRA to directors, officers and employees of the Partnership Parties and their subsidiary and persons having business relationships with the Partnership Parties and their subsidiary who have heretofore delivered to Raymond James & Associates, Inc. offers or indications of interest to purchase Initial Shares in form satisfactory to Raymond James & Associates, Inc. (“Directed Share Participants”) and that any allocation of such Initial Units among such persons will be made in accordance with timely directions received by Raymond James & Associates, Inc. from the Partnership (such program, the “Directed Share Program”); provided that under no circumstances will Raymond James & Associates, Inc. or any Underwriter be liable to the Partnership Parties or to any such person for any action taken or omitted in good faith in connection with such Directed Share Program. It is further understood that any Directed Shares not affirmatively reconfirmed for purchase by any participant in the Directed Share Program by 9:30 a.m., New York City time, on the first business day following the date hereof or otherwise are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Disclosure Package and Prospectus. The Partnership agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Share Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program.
     3. Representations and Warranties of the Partnership Parties:
     The Partnership Parties represent and warrant to the Underwriters as of the date hereof, the Initial Sale Time (as defined below), as of the Closing Time and as of any Option Closing Time (if any), and agrees with each Underwriter, that:
     (a) the Partnership has an authorized capitalization as set forth in both the Prospectus and the Disclosure Package under the heading “Capitalization”; the outstanding common units representing limited partner interests, shares of capital stock or other equity interests, as applicable, in the Partnership and each subsidiary of the Partnership (each, a “Subsidiary”) have been duly and validly authorized and issued and are fully paid and non-assessable, and the outstanding shares of capital stock or other equity interests of the Subsidiaries are directly or indirectly owned of record and beneficially by the Partnership are as set forth in the Prospectus and the Disclosure Package; except as disclosed in both the Prospectus and the Disclosure Package, there are no outstanding (i) securities or obligations of the Partnership Parties or any of the Subsidiaries convertible into or exchangeable for any capital stock or other equity interests of the Partnership Parties or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Partnership Parties or any such Subsidiary any such capital stock or other equity interests or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Partnership Parties or any such Subsidiary to issue any shares of capital stock or other equity interests, as applicable, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;
     (b) Armstrong Energy, Inc. owns 100% of the issued liability company interests in the General Partner (the “Membership Interests”); such Membership Interests are duly authorized and validly issued in accordance with the General Partner Agreement and are fully paid (to the extent required under the General Partner Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-303, 18-607 and 18-804 of the Delaware Uniform Limited Liability Company Act (the “Delaware LLC Act”)); and Armstrong Energy, Inc. owns such Membership Interests free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”), except as described in the Registration Statement, the Prospectus and the Disclosure Package.
     (c) each of the Partnership Parties and the Subsidiaries (all of which are named in Exhibit 21 to the Registration Statement) has been duly incorporated or organized, as applicable, and is validly existing as a corporation, limited liability partnership or limited partnership, as the case may be, in good standing under the laws of its respective jurisdiction of incorporation with all necessary corporate power and authority to own or hold its respective properties and to conduct its respective businesses as described in each of the Registration Statement, the Prospectus and the Disclosure Package, and, in the case of the Partnership Parties, to execute and deliver this Agreement and to consummate the transactions contemplated herein;
     (d) the General Partner has the requisite limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the Registration Statement, the Prospectus and the Disclosure Package.
     (e) the General Partner is the sole general partner of the Partnership and owns the General Partner’s 0.3% of the equity interest, as represented by 38,023 general partner units in the Partnership (the “GP Interest”); such GP Interest is duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner owns such GP Interest and free and clear of all Liens.
     (f) investment funds managed by Yorktown Partners LLC own 13,141,434 Common Units after giving effect to conversion of all of the Series A convertible preferred units of the Partnership into 1,068,376 Common Units; such Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and the holders of such Common Units have no obligation to make any further payments for the purchase of such Common Units or contributions to the Partnership or the General Partner solely by reason of the ownership of such Common Units (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607, and 17-804 of the Delaware LP Act); and such investment funds own such Common Units free and clear of all Liens.

     (g) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; provided, that, with respect to agreement, the enforceability thereof may be limited by (x) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
     (h) the General Partner Agreement has been duly authorized, executed and delivered by Armstrong Energy, Inc. and is a valid and legally binding agreement of Armstrong Energy, Inc., enforceable against Armstrong Energy, Inc. in accordance with its terms; provided, that, with respect to agreement, the enforceability thereof may be limited by (x) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
     (i) the Partnership Parties and all of the Subsidiaries are duly qualified or licensed and are in good standing in each jurisdiction in which they conduct their respective businesses or in which they own or lease real property or otherwise maintain an office and in which the failure, individually or in the aggregate, to be so qualified or licensed could have a material adverse effect on the assets, business, operations, earnings, properties, rights or condition (financial or otherwise), present or prospective, of the Partnership Parties and the Subsidiaries taken as a whole, (any such effect or change, where the context so requires, is hereinafter called a “Material Adverse Effect” or “Material Adverse Change”); except as disclosed in both the Prospectus and the Disclosure Package, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Partnership Parties, or from making any other distribution with respect to such Subsidiary’s capital stock or other equity interests or from repaying to the Partnership Parties or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Partnership or such other Subsidiary, or from transferring any such Subsidiary’s property, rights or assets to the Partnership or to any other Subsidiary. The only Subsidiaries of the Partnership are the subsidiaries, partnerships, joint ventures and other associations listed on Schedule IV hereto and Schedule IV accurately sets forth whether each such Subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of organization of each such Subsidiary and, in the case of any Subsidiary which is a partnership or limited liability company, the general partner and managing members, respectively. The General Partner does not own any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association other than in the Partnership.

     (j) the Partnership Parties and the Subsidiaries are in compliance in all respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates; except where the failure to be in compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
     (k) neither of the Partnership Parties nor any Subsidiary is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective organizational documents, including, without limitation, the Operative Agreements, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Partnership Parties or any Subsidiary is a party or by which any of them or their respective properties is bound, except for such breaches or defaults which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
     (l) the execution, delivery and performance of this Agreement, and consummation of the transactions contemplated herein will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the organizational documents of the Partnership Parties or any Subsidiary, including, without limitation, the Operative Agreements, or (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Partnership Parties or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Partnership Parties or any Subsidiary, except in the case of this clause (ii) for such breaches or defaults which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property, right or asset of the Partnership Parties or any Subsidiary, except for such liens, charges, claims or encumbrances which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
     (m) this Agreement has been duly authorized, executed and delivered by the Partnership Parties and is a legal, valid and binding agreement of the Partnership Parties enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;
     (n) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the Partnership Parties’ execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein, and its sale and delivery of the Units, other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Option Closing Time, as the case may be, under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”), (B) such approvals as have been obtained in connection with the approval of the quotation of the Units on the Nasdaq Global Market (the “Nasdaq”), (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters and (D) such approvals, authorizations, consents, orders, filings, registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”);
     (o) Except as otherwise disclosed in the Prospectus and the Disclosure Package, each of the Partnership Parties and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in both the Prospectus and the Disclosure Package, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; neither of the Partnership Parties nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Partnership Parties or any of the Subsidiaries the effect of which could result in a Material Adverse Change; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in each of the Registration Statement, the Prospectus and the Disclosure Package;
     (p) each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Partnership Parties, are contemplated or threatened by the Commission; and the Partnership Parties has complied with any request on the part of the Commission for additional information;
     (q) the Preliminary Prospectus when filed and the Registration Statement as of each effective date and as of the date hereof complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations;
     (r) the Registration Statement, as of its effective date and as of the date hereof, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date, the date hereof and at the Closing Time and on each Option Closing Time (if any), contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership Parties make no warranty or representation with respect to any statement contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Partnership Parties expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 9(b) hereof);
     (s) as of [___]:00 [am] [pm] (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not, and at the Closing Time and each Option Closing Time, the Disclosure Package will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its issue date or date of first use and at all subsequent times through the Initial Sale Time, each Issuer Free Writing Prospectus and each written Section 5(d) Communication listed on Schedule III(b) hereto did not, and at the Closing Time and each Option Closing Time, each such Issuer Free Writing Prospectus and each written Section 5(d) Communication will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership Parties make no warranty or representation with respect to any statement contained in or omitted from the Disclosure Package in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Partnership Parties expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 9(b) hereof);
     (t) each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Units did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, as may be amended under this Agreement, including any document incorporated by reference therein that has not been superseded or modified;
     (u) the Partnership is eligible to use Free Writing Prospectuses in connection with this offering pursuant to Rules 164 and 433 under the Securities Act; any Free Writing Prospectus that the Partnership is required to file pursuant to Rule 433(d) under the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations; and each Free Writing Prospectus that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act Regulations or that was prepared by or on behalf of or used by the Partnership complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations;
     (v) except for the Issuer Free Writing Prospectuses identified in Schedule III(a) hereto, and any electronic road show relating to the public offering of common units contemplated herein, neither of the Partnership Parties has prepared, used or referred to, and will not, without the prior consent of the Representatives, which consent shall not be unreasonably withheld, prepare, use or refer to, any Free Writing Prospectus;
     (w) the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriters for use in connection with the public offering of the Units contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T;
     (x) the Partnership filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus; and each Issuer Free Writing Prospectus was preceded or accompanied by the most recent Preliminary Prospectus satisfying the requirements of Section 10 under the Securities Act, which Preliminary Prospectus included an estimated price range.
     (y) there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Partnership Parties, threatened against the Partnership Parties or any Subsidiary or any of their respective executive officers and directors, in such capacity, or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which would reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect;
     (z) the financial statements, including the notes thereto, included in each of the Registration Statement, the Prospectus and the Disclosure Package present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included in the Registration Statement and the amounts in both the Prospectus and the Disclosure Package under the captions “Prospectus Summary—Summary Historical and Pro Forma Consolidated Financial and Operating Data” and “Selected Historical and Pro Forma Consolidated Financial and Operating Data” fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in each of the Registration Statement, the Prospectus and the Disclosure Package; no other financial statements or supporting schedules are required to be included in the Registration Statement, the Prospectus or the Disclosure Package; the unaudited pro forma financial information (including the related notes) included in each of the Registration Statement, the Prospectus and the Disclosure Package complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Partnership Parties believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Partnership Parties and the Subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified; and no other pro forma financial information is required to be included in the Registration Statement, the Prospectus or the Disclosure Package;
     (aa) Ernst & Young LLP, whose report on the consolidated financial statements of the Partnership and the Subsidiaries is filed with the Commission as part of each of the Registration Statement, the Prospectus and the Disclosure Package or is incorporated by reference therein, is, and was during the periods covered by its reports, an independent public accountant as required by the Securities Act and the Securities Act Regulations and are registered with the Public Company Accounting Oversight Board;
     (bb) subsequent to the date of the most recent financial statements of the Partnership included in each of the Registration Statement, the Prospectus and the Disclosure Package, and except as may be otherwise stated in such documents, there has not been (A) any Material Adverse Change or any development that would reasonably be expected to result in a Material Adverse Change or a prospective Material Adverse Change, whether or not arising in the ordinary course of business, (B) any transaction that is material to the Partnership Parties and the Subsidiaries taken as a whole, contemplated or entered into by the Partnership Parties or any of the Subsidiaries, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Partnership Parties or any Subsidiary that is material to the Partnership Parties and Subsidiaries taken as a whole or (D) any dividend or distribution of any kind declared, paid or made by the Partnership Parties on any class of its common units representing limited partner interests or other equity interests, as applicable;
     (cc) the Units conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package;
     (dd) except as disclosed in both the Prospectus and the Disclosure Package, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Partnership Parties under the Securities Act, except for those registration or similar rights which have been waived with respect to the offering contemplated by this

Agreement, all of which registration or similar rights are fairly summarized in both the Prospectus and the Disclosure Package;
     (ee) the Units have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Units by the Partnership is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Partnership Parties or under any agreement to which the Partnership Parties or any Subsidiary is a party or otherwise;
     (ff) the Units have been, or will be as of the Closing Time, approved for listing on the Nasdaq; the Partnership Parties have taken all necessary actions to ensure that, upon and at all times after Nasdaq shall have approved the Units for listing, it will be in compliance with all applicable corporate governance requirements set forth in the Nasdaq’s listing qualifications that are then in effect and is taking such steps as are necessary to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the Nasdaq’s listing qualifications not currently in effect upon the effectiveness of such requirements;
     (gg) the Partnership Parties have not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units;
     (hh) neither of the Partnership Parties nor any of their affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the “Exchange Act Regulations”), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of FINRA) any member firm of FINRA;
     (ii) any certificate signed by any officer of the Partnership Parties or any Subsidiary delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Partnership Parties to each Underwriter as to the matters covered thereby;
     (jj) the form of certificate used to evidence the Common Units complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Partnership and the requirements of the Nasdaq;
     (kk) the Partnership Parties and the Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all real property and personal property that is material to the business of the Partnership Parties and the Partnership’s Subsidiaries, taken as a whole and as disclosed in both the Prospectus and the Disclosure Package, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in both the Prospectus and the Disclosure Package or such as do not materially and adversely affect the value of such property and do not materially and adversely interfere with the use made or proposed to be made of such property by the Partnership Parties and the Subsidiaries; and any real property and buildings held under lease by the Partnership Parties or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in both the Prospectus and the Disclosure Package or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Partnership Parties or such Subsidiary;
     (ll) the descriptions in each of the Registration Statement, the Prospectus and the Disclosure Package of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits to the Registration Statement which are not described or filed as required; all agreements between the Partnership Parties or any of the Subsidiaries and third parties expressly referenced in both the Prospectus and the Disclosure Package are legal, valid and binding obligations of the Partnership Parties or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles;
     (mm) the Partnership Parties and each Subsidiary owns or possesses the right to use all patents, trademarks, service marks, trade names, copyrights (including software and design rights), trade secrets, manufacturing processes and any and all other intellectual, intangible and industrial property rights, wherever subsisting (collectively “Intellectual Property”) that is material to the conduct each of its businesses as described in both the Prospectus and the Disclosure Package. The conduct of the Partnership Parties’ and each Subsidiary’s business as currently conducted does not infringe or violate any Intellectual Property owned by any other Person, and none of the Partnership Parties nor any Subsidiary has received notice (including cease and desist letters and invitations to take a patent license) of infringement of or conflict with (and neither of the Partnership Parties knows of no basis for such infringement of or conflict with) Intellectual Property rights of others that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Partnership Parties, no person is infringing or violating any Intellectual Property owned by the Partnership Parties or any Subsidiary;
     (nn) (x) the Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Partnership Parties, including the Partnership’s consolidated subsidiaries, is made known to the principal executive officer, the principal financial officer and other appropriate officers of the General Partner, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement, and (iii) are effective in all material respects to perform the functions for which they were established, and (y) the Partnership Parties are not aware of (a) any significant deficiency or material weakness in the design or operation of its internal controls over financial reporting which are reasonably likely to adversely affect the Partnership Parties’ ability to record, process, summarize and report financial information to management and the Board of Directors, or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership Parties’ internal control over financial reporting. Since the most recent evaluation of the Partnership Parties’ disclosure controls and procedures described above, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting;
     (oo) the Partnership Parties and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
     (pp) each of the Partnership Parties and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign tax returns required to be filed through the date hereof and all such tax returns are true, correct and complete in all material respects; the Partnership Parties and each of the Subsidiaries have paid all taxes shown as due thereon (and any related assessments, fines or penalties); no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; there are no tax liens outstanding against any of the assets, properties or business of the Partnership Parties or any Subsidiary; and all tax liabilities are adequately provided for on the respective books of such entities in conformity with generally accepted accounting principles as applied in the United States;
     (qq) the Partnership Parties reasonably believe that the Partnership is, and expects it will continue to be, a United States Real Property Holding Corporation within the meaning of Section 897 of the United States Internal Revenue Code of 1986;
     (rr) each of the Partnership Parties and the Subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Partnership Parties and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;

     (ss) the Partnership Parties and the Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health laws and regulations to conduct their respective businesses, and the Partnership Parties and the Subsidiaries are in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change;
     (tt) neither of the Partnership Parties nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would not reasonably be expected to have, individually or in the aggregate,, individually or in the aggregate, a Material Adverse Effect;
     (uu) the Partnership Parties and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Partnership Parties or any of the Subsidiaries would have any liability; the Partnership Parties and each of the Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”); and each “pension plan” for which the Partnership Parties and each of the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;
     (vv) neither of the Partnership Parties nor any of the Subsidiaries nor, to the Partnership Parties’ knowledge, any officer or director purporting to act on behalf of the Partnership Parties or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Partnership Parties or any of the Subsidiaries sells or from which the Partnership Parties or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Partnership Parties or any of the Subsidiaries, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Partnership Parties and the Subsidiaries;
     (ww) there are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Partnership Parties or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Partnership Parties or any of the Subsidiaries or any of the members of the families of any of them;
     (xx) all securities issued by the Partnership Parties, any of the Subsidiaries or any trusts established by the Partnership Parties or any Subsidiary, have been or will be issued and sold in compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and, (iii) to the extent applicable to the issuing entity, the requirements of the Nasdaq;
     (yy) the Partnership Parties and the Subsidiaries are, and at all times prior were, (i) in compliance with any and all applicable federal, state, local and foreign laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements relating to the protection of human health and safety, the environment, natural resources, petroleum or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), which compliance includes obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice of nor do they otherwise have knowledge of any actual or potential liability for the investigation or remediation of any disposal or release of petroleum, hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance with or liability under Environmental Laws or investigations would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and neither of the Partnership Parties nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other similar Environmental Law, except with respect to any matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except such as are disclosed in both the Prospectus and the Disclosure Package, none of the Partnership Parties and the Subsidiaries (A) is a party to any proceeding under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is believed no monetary penalties of $100,000 or more will be imposed, and (B) anticipates material capital expenditures relating to Environmental Laws;
     (zz) in connection with this offering, the Partnership Parties have not offered and will not offer its Common Units or any other securities convertible into or exchangeable or exercisable for Common Units in a manner in violation of the Securities Act; and the Partnership Parties have not distributed and will not distribute any offering material in connection with the offer and sale of the Units except for the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the Registration Statement;

     (aaa) the Partnership Parties have complied and will comply with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida); and neither of the Partnership Parties nor any of the Subsidiaries or other persons associated with or acting on behalf of such entities does business with the government of Cuba or with any person or affiliate located in Cuba;
     (bbb) other than this Agreement, the Partnership Parties have not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated;
     (ccc) no relationship, direct or indirect, exists between or among the Partnership Parties or any of the Subsidiaries on the one hand, and the directors, officers, unitholders, customers or suppliers of the Partnership Parties or any of the Subsidiaries on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Prospectus or the Disclosure Package, which is not so described;
     (ddd) neither of the Partnership Parties nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Units, will be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (eee) there are no existing or, to the knowledge of the Partnership Parties, threatened labor disputes with the employees of the Partnership Parties or any of the Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
     (fff) the Partnership Parties, the Subsidiaries and any of the officers and directors of the Partnership Parties and the Subsidiaries, in their capacities as such, are, and at the Closing Time and any Option Closing Time will be, in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder;
     (ggg) none of the Partnership Parties nor any of the Subsidiaries or, to the knowledge of the Partnership Parties, any director, officer, agent, employee or other persons associated with or acting on behalf of such entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Partnership Parties and the Subsidiaries and, to the knowledge of the Partnership Parties, their affiliates have conducted their businesses in compliance with the FCPA;

     (hhh) neither of the Partnership Parties nor any of its Subsidiaries, nor, to the Partnership Parties’ knowledge, any director, officer, agent or employee of, or other persons associated with or acting on behalf of, the Partnership Parties, has violated the Bank Secrecy Act, as amended, the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001 or the rules and regulations promulgated under any such law or any successor law;
     (iii) the operations of the Partnership Parties and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, any other money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except for any such non-compliance as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Change, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Parties or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Partnership Parties’ knowledge, threatened;
     (jjj) each of the Partnership Parties and its Subsidiaries, and, to the Partnership Parties’ knowledge, any director, officer, agent or employee of, or other persons associated with or acting on behalf of, the Partnership Parties have acted at all times in compliance with applicable Export and Import Laws (as defined below) and there are no claims, complaints, charges, investigations or proceedings pending or expected or, to the knowledge of the Partnership Parties, threatened between the Partnership Parties or any of the Subsidiaries and any governmental authority under any Export or Import Laws. The term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Administration Regulations, and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country;
     (kkk) neither of the Partnership Parties nor any of the Subsidiaries, nor, to the Partnership Parties’ knowledge, any director, officer, agent or employee of, or other persons associated with or acting on behalf of, the Partnership Parties, is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”); and the Partnership Parties will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, partner or joint venturer or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC;

     (lll) at the time of (i) filing the Registration Statement and any Rule 462(b) Registration Statement and (ii) any Section 5(d) Communications, the Partnership was and on the date hereof, the Partnership is, an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act;
     (mmm) each Disclosure Package, the Prospectus and each Issuer Free Writing Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of jurisdictions in which such Disclosure Package, Prospectus or such Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body, other than such as have been obtained, is required under the securities laws and regulations of any jurisdiction in which the Directed Shares are offered or sold outside the United States;
     (nnn) the Partnership Parties have not offered, or caused the Underwriters to offer, Units to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Partnership Parties to alter the customer’s or supplier’s level or type of business with the Partnership Parties or (ii) a trade journalist or publication to write or publish favorable information about the Partnership Parties, its business or its products; and
     (ooo) the Partnership Parties has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than any Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 4(e), (h) or (l), any Issuer Free Writing Prospectus set forth on Schedule III(a) hereto and, in connection with the Directed Share Program described in Section 2, the enrollment materials prepared by Raymond James & Associates, Inc.
     4. Certain Covenants:
     The Partnership Parties hereby agree with each Underwriter:
     (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect as long as reasonably requested by the Representatives for the distribution of the Units, provided that the Partnership Parties shall not be required to qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units) or subject itself to taxation in any such jurisdiction if it is not otherwise so subject;
     (b) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Units may commence, the Partnership Parties will endeavor to cause such post-effective amendment, in a form approved by the Representatives, to become effective as soon as possible and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, when such post-effective amendment has become effective;
     (c) to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 a.m. (New York City time), on the business day next succeeding the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the business day next succeeding the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

     (d) to advise the Representatives promptly and (if requested by the Representatives) to confirm such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;
     (e) to furnish a copy of each proposed Free Writing Prospectus to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule III(a) hereto;
     (f) to comply with the requirements of Rules 164 and 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable;
     (g) to advise the Representatives promptly, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, (iii) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, or (iv) if the Partnership Parties become subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of Units contemplated herein;
     (h) to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to not effect any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus without the Representatives’ consent, which shall not be unreasonably withheld;
     (i) to furnish to the Underwriters for a period of three years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of Common Units, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Partnership with the Commission, FINRA or any securities exchange and (iii) such other information as the Underwriters may reasonably request regarding the Partnership Parties and the Subsidiaries, provided, the Partnership Parties shall be deemed to have furnished such reports, communications and information to the Representatives to the extent they are filed on the Commission’s EDGAR system;

     (j) to advise the Underwriters promptly of the happening of any event or development known to the Partnership Parties within the time during which a Prospectus relating to the Units (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is required to be delivered under the Securities Act Regulations which, in the judgment of the Partnership Parties or in the reasonable opinion of the Representatives or counsel for the Underwriters, (i) would require the making of any change in the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) as a result of which any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Units, or (iii) if it is necessary at any time to amend or supplement the Prospectus or the Disclosure Package to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Partnership’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment or supplement to the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is so delivered, be misleading or, in the case of any Issuer Free Writing Prospectus, conflict with the information contained in the Registration Statement, or so that the Prospectus or the Disclosure Package will comply with the law;
     (k) to file, in a form approved by the Representatives, which approval shall not be unreasonably withheld or delayed, promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus that may, in the reasonable judgment of the Partnership Parties or the Representatives, be required by the Securities Act or requested by the Commission;
     (l) prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which consent shall not be unreasonably withheld or delayed;
     (m) to furnish promptly to each Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representatives may reasonably request;
     (n) to furnish to each Representative, not less than one business day before filing with the Commission, during the period referred to in paragraph (i) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and during the period of three years hereafter to file all such documents in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;
     (o) to apply the net proceeds of the sale of the Units in material accordance with its statements under the caption “Use of Proceeds” in the Prospectus and the Disclosure Package;
     (p) to make generally available to its security holders and to deliver to the Representatives as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Partnership, complying with the provisions of Rule 158 of the Securities Act Regulations,) covering a period of 12 months beginning after the effective date of the Registration Statement;
     (q) to use its commercially reasonable efforts to maintain the quotation of the Units on the Nasdaq and to file with the Nasdaq all documents and notices required by the Nasdaq of companies that have securities that are traded and quotations for which are reported by the Nasdaq;
     (r) to use its commercially reasonable efforts to engage and maintain, at its expense, a registrar and transfer agent for the Units;
     (s) to refrain, from the date hereof until 180 days (the “Lock-Up Period”) after the date of the Prospectus, without the prior written consent of the Representatives, from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any share of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Units, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Units to be sold hereunder, or (B) Common Units specifically permitted to be transferred in a lock-up letter described in Section 4(u) hereof, (C) any Common Units issued by the Partnership upon the exercise of an option outstanding on the date hereof and referred to in the Prospectus; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Partnership releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period following the last day of the initial Lock-Up

Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; the Partnership will provide the Representatives and each unitholder subject to the Lock-Up Period pursuant to the lock-up letters described in Section 4(u) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period; if the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 4(u) hereof for an officer or director of the Partnership and provides the Partnership with notice of the impending release or waiver at least three business days before the effective date of the release or waiver substantially in the form of Exhibit B hereto, and the Partnership agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.
     (t) not to, and to use its commercially reasonable efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Partnership, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership, to facilitate the sale or resale of any of the Units, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Units or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Partnership;
     (u) to cause each 1% or greater unitholder of the Partnership, Armstrong Energy, Inc. and each officer and director of the General Partner to furnish to the Representatives, prior to the Initial Sale Time, a letter or letters, substantially in the form of Exhibit A hereto;
     (v) that the Partnership Parties will comply with all of the provisions of any undertakings in the Registration Statement;
     (w) in connection with the Directed Share Program, to ensure that the Directed Shares will be restricted from sale, transfer, assignment, pledge or hypothecation to the same extent as sales and dispositions of Common Units would be restricted pursuant to a letter substantially in the form of Exhibit A hereto, and Raymond James & Associates, Inc. will notify the Partnership as to which Directed Share Participants will need to be so restricted. At the request of Raymond James & Associates, Inc., the Partnership Parties will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time as is consistent with Exhibit A;
     (x) to comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program;
     (y) the Partnership Parties represent and agree that, without the prior consent of the Representatives, (i) each of the Partnership Parties did not make any Section 5(d) Communications prior to the initial filing of the Registration Statement and (ii) each of the Partnership Parties has not made and will not make any written Section 5(d) Communications that contain “issuer information” as defined in Rule 433 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Partnership Parties and the Representatives, (i) it did not make any Section 5(d) Communications prior to the initial filing of the Registration Statement and (ii) it has not made and will not make any written Section 5(d) Communications that contain “issuer information” as defined in Rule 433 under the Securities Act; any written Section 5(d) Communication which has been consented to by the Partnership Parties and the Representatives is listed on Schedule III(b) hereto;

     (z) The Partnership Parties represent and agree that any Section 5(d) Communications undertaken by any of the Partnership Parties were and will be with qualified institutional buyers as defined in Rule 144A under the Securities Act and institutions that are accredited investors as defined in Rule 501(a) under the Securities Act; and each Underwriter represents and agrees that any Section 5(d) Communications undertaken by it were and will be with qualified institutional buyers as defined in Rule 144A under the Securities Act and institutions that are accredited investors as defined in Rule 501(a) under the Act; and
     (aa) until the date that is 15 days after expiration of the Lock-Up Period, as may be extended, to notify the Representatives on or prior to the date on which the Partnership is no longer and “emerging growth company” as defined in Section 2(a)(19) of the Securities Act.
     Each Underwriter hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Partnership Parties and not incorporated by reference into the Registration Statement and any press release issued by the Partnership) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule III(a), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Partnership in advance.
     5. Payment of Expenses:
     (a) The Partnership agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including without limitation (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Units to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Units to the Underwriters, (iii) the qualification of the Units for offering and sale under state laws that the Partnership and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (iv) filing for review of the public offering of the Units by FINRA (including the legal fees and filing fees and other disbursements of counsel and expenses of the Underwriters), (v) the fees and expenses of any transfer agent or registrar for the Units and miscellaneous expenses referred to in the Registration Statement, (vi) the fees and expenses incurred in connection with the inclusion of the Units in the Nasdaq, (vii) making road show presentations with respect to the offering of the Units, (viii) preparing and distributing copies (electronic or otherwise) of transaction documents for the Representatives and its legal counsel and (ix) the offer and sale of Units by the Underwriters in connection with the Directed Share Program, including the reasonable fees and disbursements of counsel to the Underwriters related thereto, the actual out-of-pocket costs and expenses of preparation, printing and distribution of the Directed Share Program material and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program; and (x) the performance of the Partnership Parties’ other obligations hereunder.
     (b) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Partnership Parties to materially comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Partnership Parties shall be unable to perform its obligations under this Agreement, the Partnership also will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and disbursements of Underwriters’ counsel) and any other advisors, accountants, appraisers, etc. reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.
     6. Conditions of the Underwriters’ Obligations:
     The obligations of the Underwriters hereunder to purchase Units at the Closing Time or on each Option Closing Time, as applicable, are subject to the accuracy of the representations and warranties on the part of the Partnership Parties hereunder on the date hereof and at the Closing Time and on each Option Closing Time, as applicable, the performance by the Partnership Parties of their obligations hereunder and to the satisfaction of the following further conditions at the Closing Time or on each Option Closing Time, as applicable:
     (a) The Partnership shall furnish to the Underwriters at the Closing Time and on each Option Closing Time an opinion of Armstrong Teasdale LLP, counsel for the Partnership and the Subsidiaries, addressed to the Underwriters and dated the Closing Time and each Option Closing Time and in form and substance reasonably satisfactory to Simpson Thacher & Bartlett LLP, counsel for the Underwriters, stating that:
     (i) the Partnership has an authorized capitalization as set forth in both the Prospectus and the Disclosure Package under the caption “Capitalization”; the outstanding common units representing limited partner interests in the Partnership and the Subsidiaries have been duly and validly authorized and issued and , upon issuance of such units against payment as contemplated by the Registration Statement and Prospectus, the holders of such units will have no obligation to make any further payments for the purchase of such units or contributions to the Partnership or the General Partner solely by reason of their ownership of such units, and all of the outstanding shares of capital stock or other equity interests of the Subsidiaries are directly or indirectly owned of record and beneficially by the Partnership; except as disclosed in both the Prospectus and the Disclosure Package, there are no outstanding (i) securities or obligations of the Partnership Parties or any of the Subsidiaries convertible into or exchangeable for any capital stock or other equity interests of the Partnership Parties or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Partnership Parties or any such Subsidiary any such capital stock or other equity interests or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Partnership Parties or any such Subsidiary to issue any shares of capital stock or other equity interests, as applicable, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;
     (ii) Armstrong Energy, Inc. owns 100% of the issued limited liability company interests in the General Partner (the “Membership Interests”); such Membership Interests are duly authorized and validly issued in accordance with the General Partner Agreement and the holder of such Membership Interests has no obligation to make any further payment for the purchase of such Membership Interests or contributions to the Partnership or General Partner solely by reason of the ownership of such Membership Interests (except as may be affected by matters described in Sections 18-303, 18-607 and 18-804 of the Delaware Uniform Limited Liability Company Act (the “Delaware LLC Act”)); and Armstrong Energy, Inc. owns such Membership Interests free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”), except as described in the Registration Statement, the Prospectus and the Disclosure Package.
     (iii) the General Partner has the requisite limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the Registration Statement, the Prospectus and the Disclosure Package.
     (iv) the General Partner is the sole general partner of the Partnership and owns the General Partner’s 0.3% of the equity interest, as represented by 38,023 general partner units in the Partnership (the “GP Interest”); such GP Interest is duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner owns such GP Interest and free and clear of all Liens.
     (v) investment funds managed by Yorktown Partners LLC own 13,141,434 Common Units after giving effect to conversion of all of the Series A convertible preferred units of the Partnership into 1,068,376 Common Units; such Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and the holders of such Common Units have no obligation to make any further payments for the purchase of such Common Units or contributions to the Partnership or the General Partner solely by reason of the ownership of such Common Units

(except as may be affected by matters described in Sections 17-303, 17-607, and 17-804 of the Delaware LP Act); and such investment funds own such Common Units free and clear of all Liens.
     (vi) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; provided, that, with respect to agreement, the enforceability thereof may be limited by (x) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
     (vii) the General Partner Agreement has been duly authorized, executed and delivered by Armstrong Energy, Inc. and is a valid and legally binding agreement of Armstrong Energy, Inc., enforceable against Armstrong Energy, Inc. in accordance with its terms; provided, that, with respect to agreement, the enforceability thereof may be limited by (x) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
     (viii) each of the Partnership Parties and the Subsidiaries (all of which are named in an exhibit to the Registration Statement) is validly existing as a corporation, limited liability partnership or limited partnership, as the case may be, in good standing under the laws of its respective jurisdiction of incorporation with all necessary corporate power and authority to own or hold its respective properties and to conduct its respective businesses as described in each of the Registration Statement, the Prospectus and the Disclosure Package, and, in the case of the Partnership Parties, to execute and deliver this Agreement and to consummate the transactions described in this Agreement;
     (ix) the Partnership Parties and the Subsidiaries are duly qualified or licensed by each jurisdiction in which they conduct their respective businesses and in which the failure to be so licensed would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and the Partnership Parties and the Subsidiaries are duly qualified, and are in good standing, in each jurisdiction in which they own or lease real property or maintain an office and in which such qualification is necessary except where the failure to be so qualified and in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; except as disclosed in both the Prospectus and the Disclosure Package, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Partnership Parties, or from making any other distribution with respect to such Subsidiary’s capital stock or other equity interests or from repaying to the Partnership Parties or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Partnership Parties or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Partnership Parties or to any other Subsidiary;
     (x) to the knowledge of such counsel, the Partnership Parties and the Subsidiaries are in compliance in all respects with all applicable laws, orders, rules, regulations and orders, including those relating to transactions with affiliates, except where the failure to be in compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
     (xi) to the knowledge of such counsel, neither of the Partnership Parties nor any of the Subsidiaries is in violation of any term or provision of its organizational documents, is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), any license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Partnership Parties or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected or under any law, regulation or rule or any decree, judgment or order applicable to the Partnership Parties or any of the Subsidiaries, except such breaches or defaults which would not reasonably be expected to have a Material Adverse Effect;
     (xii) the execution, delivery and performance of this Agreement by the Partnership Parties and the consummation by the Partnership Parties of the transactions contemplated by this Agreement do not and will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the organizational documents, certificate of incorporation, charter or by-laws of the Partnership Parties or any Subsidiary, including, without limitation, the Operating Agreements, (ii) any provision of any license, indenture, mortgage, deed of trust, loan, credit or other agreement or instrument to which the Partnership Parties or any Subsidiary is a party or by which any of them or their respective properties, rights or assets may be bound or affected, (iii) any law or regulation binding upon or applicable to the Partnership Parties or any Subsidiary or any of their respective properties, rights or assets, or (iv) any decree, judgment or order applicable to the Partnership Parties or any Subsidiary; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property, rights or assets of the Partnership Parties or the Subsidiaries, except in the case of (A)(ii), (iii) and (iv) and (B) where such conflict, breach or default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
     (xiii) this Agreement has been duly authorized, executed and delivered by the Partnership Parties;
     (xiv) no approval, authorization, consent or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein, and the sale and delivery of the Units by the Partnership Parties as contemplated herein, other than registration of the Units under the Securities Act and the Securities Act Regulations and such consents, approvals, authorizations, registrations or qualifications under the Exchange Act and Exchange Act Regulations, and except that such counsel need express no opinion as to any necessary consents, approvals, authorizations, registrations or qualification required by Nasdaq or FINRA, or under the state securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters;
     (xv) to such counsel’s knowledge, each of the Partnership Parties and the Subsidiaries has all necessary material licenses, authorizations, consents and approvals and has made all necessary filings required under any federal or state law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required to conduct their respective businesses, as described in both the Prospectus and the Disclosure Package; to such counsel’s knowledge, neither of the Partnership Parties nor any Subsidiary is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such material license, authorization, consent or approval or any federal, state or foreign law, regulation or decree, order or judgment applicable to the Partnership Parties or any of the Subsidiaries;
     (xvi) the Partnership Parties are not subject to registration as an investment company under the Investment Company Act of 1940, as amended, and the transactions contemplated by this Agreement will not cause the Partnership Parties to become an investment company subject to registration under such Act;

     (xvii) the Units have been duly authorized and when the Units have been issued and duly delivered against payment therefor as contemplated by this Agreement, the Units will be validly issued, and the holders of such Units will have no obligations to make any further payment for the purchase of such Units or contribution to the Partnership or General Partner solely by reason of the ownership of such Units (except as may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act), and the Underwriters will acquire good and marketable title to the Units, free and clear of any pledge, lien, encumbrance, security interest, or other claim pursuant to (A) any provisions of the organizational documents, certificate of incorporation, charter or by-laws of the Partnership Parties or any Subsidiary, including, without limitation, the Operating Agreements or (B) any provision of any material license, indenture, mortgage, deed of trust, loan, credit or other agreement or instrument to which the Partnership Parties or any Subsidiary is a party or by which any of them or their respective properties, rights or assets may be bound or affected;
     (xviii) except as has been waived with respect to the offering contemplated by this Agreement and as is described in the Prospectus and the Disclosure Package, the issuance and sale of the Units by the Partnership is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Partnership Parties, including without limitation, the Operating Agreements, or under any agreement filed as exhibits to the Registration Statement or, to such counsel’s knowledge, otherwise;
     (xix) to the knowledge of such counsel, there are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Partnership under the Securities Act, except for those registration or similar rights which have been waived with respect to the offering contemplated by this Agreement;
     (xx) the Units conform in all material respects to the descriptions thereof contained or incorporated by reference in each of the Registration Statement, the Prospectus and the Disclosure Package;
     (xxi) based on a review of the Commission’s website, that the Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such counsel’s knowledge, no proceedings with respect thereto have been commenced or threatened;
     (xxii) as of each effective date of the Registration Statement, the Registration Statement and the Prospectus (except as to the financial statements, notes and schedules thereto and other financial or accounting data contained therein or any statistical data or information concerning coal reserves, as to which such counsel need express no opinion) appear, on their face, to comply as to form in all material respects with the requirements of the Securities Act, the Exchange Act, the Securities Act Regulations and the Exchange Act Regulations;
     (xxiii) the statements under the captions “Cash Distribution Policy and Restrictions on Distributions”, “Business-Regulations and Laws”, “Conflicts of Interest and Fiduciary Duties”, “Description the Common Units,” “The Partnership Agreement”, “Units Eligible for Future Sale”, “Material Tax Consequences” and “Certain ERISA Considerations” in both the Prospectus and the Disclosure Package, insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries thereof in all material respects;
     (xxiv) The opinion of Armstrong Teasdale LLP that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.
     (xxv) the 8-A Registration Statement, when filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act; the Form 8-A Registration Statement has become effective under the Exchange Act; and the Initial Units and the Option Units have been validly registered under the Securities Act, the Exchange Act and the Securities Act Regulations and the Exchange Act Regulations;
     (xxvi) there are no actions, suits or proceedings, inquiries, or investigations pending or, to such counsel’s knowledge, threatened against the Partnership Parties or any of the Subsidiaries or any of their respective executive officers and directors, in such capacity, or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which are required to be described in the Registration Statement, the Prospectus or the Disclosure Package but are not so described; and
     (xxvii) to such counsel’s knowledge, there are no contracts or documents of a character which are required to be filed as exhibits to the Registration Statement or required to be described or summarized in the Registration Statement, the Prospectus or the Disclosure Package which have not been so filed, summarized or described, and all such summaries and descriptions, in all material respects, fairly and accurately set forth the material provisions of such contracts and documents.

     In rendering such opinion, Armstrong Teasdale LLP may rely upon the opinion of Miller Wells PLLC with respect to the corporate status and capitalization of the Subsidiaries and may include customary assumptions, qualifications and limitations.
     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Parties, independent public accountants of the Partnership, representatives of the Representatives, at which the contents of the Registration Statement, the Prospectus and the documents constituting the Disclosure Package were discussed and, although such counsel was not engaged to establish or confirm factual matters and has not independently verified and is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Disclosure Package (except as and to the extent stated in subparagraphs (xx), (xxii), (xxiii), (xxv), (xxvi) and (xxvii) above), nothing has come to their attention which would lead them to believe that (i) either the Registration Statement, at the time of any effective date applicable thereto, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements in the Registration Statement not misleading; or (ii) the Prospectus, as of its date or at the Closing Time or any Option Closing Time, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Disclosure Package as of the Initial Sale Time contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements, notes or schedules or other financial or accounting data derived therefrom, or any statistical data or any information concerning coal reserves, included in the Registration Statement the Prospectus, the Disclosure Package or any amendments or supplements thereto).
     (b) On the date of this Agreement and at the Closing Time and each Option Closing Time (if applicable), the Representatives shall have received from Ernst & Young LLP letters dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type specified in AU Section 634 “Letters for Underwriters and Certain other Requesting Parties” issued by the American Institute of Certified Public Accountants with respect to the financial statements, including any pro forma financial statements, and certain financial information of the Partnership and the Subsidiaries included in the Registration Statement, the Prospectus and the Disclosure Package, and such other matters customarily covered by comfort letters issued in connection with registered public offerings; provided, that the letters delivered at the Closing Time and each Option Closing Time (if applicable) shall use a “cut-off” date no more than three business days prior to such Closing Time or such Option Closing Time, as the case may be.
     In the event that the letters referred to above set forth any changes in indebtedness, decreases in total assets or retained earnings or increases in borrowings, it shall be a further condition to the obligations of the Underwriters that (A) such letters shall be accompanied by a written explanation of the Partnership as to the significance thereof, unless the Representatives deems such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the Units as contemplated by the Registration Statement.
     (c) The Representatives shall have received at the Closing Time and on each Option Closing Time an opinion of Simpson Thacher & Bartlett LLP, dated the Closing Time or such Option Closing Time, addressed to the Underwriters and in form and substance satisfactory to the Representatives.
     (d) The Registration Statement shall have become effective not later than 5:00 p.m., New York City time, on the date of this Agreement, or such later time and date as the Representatives shall approve.
     (e) No amendment or supplement to the Registration Statement, the Prospectus or any document in the Disclosure Package shall have been filed to which the Underwriters shall have objected in writing.
     (f) Prior to the Closing Time and each Option Closing Time (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or any document in the Disclosure Package shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Units for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives; (iii) the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the Prospectus and the Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (g) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.
     (h) Between the time of execution of this Agreement and the Closing Time or the relevant Option Closing Time (i) there shall not have been any Material Adverse Change or any development involving any prospective Material Adverse Change, and (ii) no transaction which is material and unfavorable to the Partnership Parties shall have been entered into by the Partnership Parties or any of the Subsidiaries, in each case, which in the Representatives’ sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Units as contemplated by the Registration Statement.

     (i) The Units shall have been approved for inclusion in the Nasdaq.
     (j) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (k) The Representatives shall have received lock-up agreements from each officer, director of the General Partnership, Armstrong Energy, Inc. and 1% or greater unitholder of the Partnership, in the form of Exhibit A attached hereto, and such letter agreements shall be in full force and effect.
     (l) The Partnership will, at the Closing Time and on each Option Closing Time, deliver to the Underwriters a certificate of the Chief Executive Officer, President, Chief Operating Officer or Vice President and Chief Accounting Officer or Chief Financial Officer of the General Partner, to the effect that:
     (i) the representations and warranties of the Partnership Parties and any affiliate in this Agreement are true and correct, as if made on and as of the Closing Time or any Option Closing Time, as applicable, and the Partnership Parties have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time or any Option Closing Time, as applicable;
     (ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;
     (iii) the signers of such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package, any amendment or supplement thereto, and this Agreement, and that when the Registration Statement became effective and at all times subsequent thereto up to the Closing Time or any Option Closing Time, as applicable, the Registration Statement and the Prospectus and the Preliminary Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement and any amendments thereto, did not and, as of the Closing Time or any Option Closing Time, as applicable, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus and the Disclosure Package, and any amendments or supplements thereto, did not and as of the Closing Time or any Option Closing Time, as applicable, do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Prospectus or the Disclosure Package which has not been so set forth; and
     (iv) subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Partnership Parties and the Subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Partnership Parties and the Subsidiaries considered as one enterprise, incurred by the Partnership Parties or the Subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or other equity interests or outstanding indebtedness of the Partnership Parties or any Subsidiary that is material to the Partnership Parties and the Subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock or other equity interests of the Partnership Parties or any Subsidiary, or (f) any loss or damage (whether or not insured) to the property of the Partnership Parties or any subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.
     (m) On the date of this Agreement and on the Closing Date, Weir International, Inc. shall have furnished to the Representatives, at the request of the Partnership, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information with respect to the estimated coal reserves of the Partnership and its subsidiaries contained in the Registration Statement, the Disclosure Package and the Prospectus.
     (n) The Representatives shall have received on the date of this Agreement a certificate of the Chief Financial Officer of the General Partner, substantially in the form of Exhibit D hereto.
     (o) The Partnership Parties shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Prospectus and the Disclosure Package, the representations, warranties and statements of the Partnership Parties contained herein, and the performance by the Partnership Parties of their covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Option Closing Time, as the Underwriters may reasonably request.
     7. Termination:
     The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the

Closing Time or any Option Closing Time, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, any Material Adverse Change, or any development involving a prospective Material Adverse Change, or material change in management of the Partnership Parties or any Subsidiary, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the United States or international financial markets is such as to make it, in the judgment of the Representatives, impracticable to market the Units or enforce contracts for the sale of the Units, or (iv) if trading in any securities of the Partnership has been suspended by the Commission or by the Nasdaq, or if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or the over-the-counter market or by order of the Commission or any other governmental authority, or (v) any action has been taken by any federal, state, local or foreign government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Representatives, could reasonably be expected to have a material adverse effect on the securities markets in the United States.
     If the Representatives elects to terminate this Agreement as provided in this Section 7, the Partnership and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.
     If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Partnership Parties shall be unable to comply in all material respects with any of the terms of this Agreement, the Partnership shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Partnership Parties under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.
     8. Increase in Underwriters’ Commitments:
     If any Underwriter shall default at the Closing Time or on any Option Closing Time in its obligation to take up and pay for the Units to be purchased by it under this Agreement on such date, the Representatives shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Units which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Units”). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Units does not exceed 10% of the total number of Units to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Units which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Units agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Units exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Partnership, without liability of any party to any other party except that the provisions of Sections 5 and 9 hereof shall at all times be effective and shall survive such termination.
     Without relieving any defaulting Underwriter from its obligations hereunder, the Partnership agrees with the non-defaulting Underwriters that it will not sell any Units hereunder on such date unless all of the Units to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Partnership or selected by the Partnership with the approval of the Representatives).
     If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Partnership or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Option Closing Time for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.
     The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the same effect as if such substituted Underwriter had originally been named in this Agreement.
     9. Indemnity and Contribution by the Partnership Parties and the Underwriters:
     (a) The Partnership Parties agree to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of the Partnership Parties contained herein, (B) any failure on the part of the Partnership Parties to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (C) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), any Issuer Free Writing Prospectus that either of the Partnership Parties has filed or was required to file with the Commission or is otherwise required retain, or the Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Partnership), or any written Section 5(d) Communication, (D) any application or other document, or any amendment or supplement thereto, executed by the Partnership Parties or based upon written information furnished by or on behalf of the Partnership Parties filed in any jurisdiction (domestic or foreign) in order to qualify the Units under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an “Application”), (E) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (F) any omission or alleged omission from any such Issuer Free Writing Prospectus, Prospectus, any written Section 5(d) Communication or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (G) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Units, including, without limitation, slides, videos, films and tape recordings, provided that in each case such materials shall have been prepared or reviewed by and not objected to by the Partnership Parties; except, in the case of (C), (E) and (F) above only, insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representatives to the Partnership expressly for use in such Registration Statement, Prospectus, any written Section 5(d) Communication or Application. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liability which the Partnership Parties may otherwise have.
     The Partnership Parties agree to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter (the “Entities”) from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of either of the Partnership Parties for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Share Participant to pay for and accept delivery of Directed Shares that the Directed Share Participant agreed to purchase or (iii) is otherwise related to the Directed Share Program; provided that the Partnership Parties shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Entities. The Partnership shall reimburse the Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.
     If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Partnership Parties pursuant to subsection (a) above, such Underwriter shall promptly notify the Partnership Parties in writing of the institution of such action, and the Partnership shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however that any failure or delay to so notify the Partnership Parties will not relieve the Partnership Parties of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Partnership Parties in connection with the defense of such action, or the Partnership Parties shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Partnership Parties (in which case the Partnership Parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Partnership Parties and paid as incurred (it being understood, however, that the Partnership Parties shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Partnership Parties shall not be liable for any settlement of any such claim or action effected without its consent, which consent shall not be unreasonably withheld or delayed.
     (b) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Partnership Parties, the General Partner’s directors, the General Partner’s officers that signed the Registration Statement, and any person who controls the Partnership Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Partnership Parties or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), any Issuer Free Writing Prospectus that the Partnership has filed or was required to file with the Commission, or the Prospectus, or any written Section 5(d) Communication or any Application, (B) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (C) any omission or alleged omission from any such Issuer Free Writing Prospectus, Prospectus, any written Section 5(d) Communication or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Issuer Free Writing Prospectus, Prospectus, any written Section 5(d) Communication or Application in reliance upon and in conformity with information furnished in writing by the Underwriters through the Representatives to the Partnership expressly for use therein. The statements set forth in the paragraphs identified by “Stabilization” under the caption “Underwriting” and the fourth paragraph under the caption “Underwriting” in the Preliminary Prospectus, the Disclosure Package and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representatives to the Partnership for purposes of Section 3(l) and Section 3(m) and this Section 9.
     If any action is brought against the Partnership Parties, or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Partnership Parties or such person shall promptly notify the Representatives in writing of the institution of such action and the Representatives, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Partnership Parties or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Partnership or such person unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representatives, which consent shall not be unreasonably withheld or delayed.
     (c) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand, and the Underwriters on the other hand from the offering of the Units or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties on the one hand, and of the Underwriters on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties on the one hand, and the Underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Partnership bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Partnership Parties on the one hand, and of the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.
     (d) The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Units purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.
     10. Survival:
     The respective indemnity and contribution agreements and the covenants, warranties and representations of the Partnership Parties and the Underwriters contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter or by or on behalf of the Partnership Parties, the General Partners directors and officers, or any person who controls the Partnership Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Units. The Partnership Parties and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Partnership Parties, against any of the General Partner’s officers and directors, in connection with the sale and delivery of the Units, or in connection with the Registration Statement or Prospectus.
     11. Duties:
     Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriters undertake to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Underwriters with respect to the Units shall be determined solely by the express provisions of this Agreement, and the Underwriters shall not be liable except for the performance of such duties and obligations with respect to the Units as are specifically set forth in this Agreement. The Partnership Parties acknowledge and agree that: (i) the purchase and sale of the Units pursuant to this Agreement, including the determination of the public offering price of the Units and any related discounts and commissions, is an arm’s-length commercial transaction between the Partnership Parties, on the one hand, and the several Underwriters, on the other hand, and the Partnership Parties are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Partnership Parties or their affiliates, unitholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Partnership Parties with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Partnership Parties on other matters); and (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Partnership Parties and that the several Underwriters have no obligation to disclose any of such interests. The Partnership Parties acknowledge that the Underwriters disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters’ performance of the duties and obligations expressly set forth herein. The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.
     12. Research Analyst Independence:
     The Partnership Parties acknowledge that (a) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership Parties, the value of the Common Units and/or the offering that differ from the views of their respective investment banking divisions. The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Parties by any Underwriter’s investment banking division. The Partnership Parties acknowledge that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.
     13. Notices:
     Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Raymond James & Associates, Inc., 880 Carillon Parkway, Saint Petersburg, FL 33716, Attention: ECM Counsel, and to FBR Capital Markets & Co., 1001 19th Street North, Arlington, Virginia 22209, Attention: Syndicate Department; if to the Partnership Parties, shall be sufficient in all respects if delivered to the Partnership at the offices of the Partnership at 7733 Forsyth Boulevard, Suite 1625, St. Louis, Missouri 63105, Attention: Martin D. Wilson..
     14. Governing Law; Headings:
     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     15. Parties at Interest:
     The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Partnership Parties and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.
     16. Counterparts and Facsimile Signatures:
     This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

     If the foregoing correctly sets forth the understanding among the Partnership Parties and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Partnership Parties and the Underwriters.

Very truly yours,

ARMSTRONG RESOURCE PARTNERS, L.P.
By:	Elk Creek GP, LLC, is General Partner

By:	Name:
Title:

ELK CREEK GP, LLC

By:	Name:
Title:
Accepted and agreed to as
of the date first above written:
RAYMOND JAMES & ASSOCIATES, INC.

By:
Name:
Title:
For itself and as Representative of the other
Underwriters named on Schedule II hereto.
FBR CAPITAL MARKETS & CO.

By:
Name:
Title:
For itself and as Representative of the other
Underwriters named on Schedule II hereto.
[Signature Page to the Underwriting Agreement]

Schedule I

	Number of Initial	Number of Option
Name of Party Selling Units	Units to be Sold	Units to be Sold
Armstrong Resource Partners, L.P.	[ ]	[ ]

Total	[ ]	[ ]

Schedule II

Number of Initial
Underwriter	Units to be Purchased
Raymond James & Associates, Inc.	[	]

FBR Capital Markets & Co.	[	]

Stifel, Nicolaus & Company, Incorporated	[	]

Total	[	]

Schedule III
(a) Issuer Free Writing Prospectuses:
Free Writing Prospectus of the Partnership filed with the Securities and Exchange Commission 4/17/12
(b) Section 5(d) Communications
None

Schedule IV
Subsidiaries of the Partnership

Exhibit A
Form of Lock-Up Letter
[           ], 2012
RAYMOND JAMES & ASSOCIATES, INC.
FBR CAPITAL MARKETS & CO.
     as Representatives of the several Underwriters
c/o Raymond James & Associates, Inc.
880 Carillon Parkway
Saint Petersburg, FL 33716
Dear Sirs:
     The undersigned understands that Raymond James & Associates, Inc. (“Raymond James”) and FBR Capital Markets & Co. (“FBRC”, and together with Raymond James, the “Representatives”) and potentially other underwriters (together with the Representatives, the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Armstrong Resource Partners, L.P., a Delaware limited partnership (the “Partnership”), providing for the public offering (the “Public Offering”) by the Underwriters of common units representing limited partner interests in the Partnership (“Common Units”).
     To induce the Underwriters to continue their efforts in connection with the Public Offering, the undersigned hereby irrevocably agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, directly or indirectly, during the period commencing on the date hereof and ending on the day that is 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of or transfer (or enter into any transaction or device which is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any Common Units or any security convertible into, exercisable for or exchangeable for Common Units (collectively, “Other Securities”) (whether any such share or any such security is now owned by the undersigned or is hereafter acquired) or (ii) enter into any swap or any other arrangement or transaction that transfers to another person, in whole or in part, any of the economic consequences of ownership of Common Units, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or Other Securities, in cash or otherwise, or (iii) make any demand for or exercise any right or cause to be filed a registration statement under the Securities Act of 1933, as amended, including any amendment thereto, with respect to the registration of any Common Units or securities convertible into, exercisable for or exchangeable for Common Units or any other security of the Partnership or (iv) publicly disclose the intention to do any of the foregoing.
     The 180-day restricted period described in the preceding paragraph will be extended if:

E-A-1

•	during the last 17 days of the 180-day restricted period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or

•	prior to the expiration of the 180-day restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period;
in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event, unless such extension is waived in writing by the Representatives.
     In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities owned or held by the undersigned if such transfer would constitute a violation or breach of this Lock-Up Agreement.
     Notwithstanding the foregoing, the undersigned may transfer Common Units or Other Securities of the Partnership without the prior written consent of the Representatives on behalf of the Underwriters (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value or (iii) if such transfer occurs by operation of law (e.g., pursuant to the rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic relations order), provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding the Common Units subject to the provisions of this Lock-Up Agreement; [(iv) in connection with the tender to Yorktown Partners LLC of any Common Units granted pursuant to Unit Grants for the purpose of satisfying a tax liability incurred as a result of such Unit Grants]; and provided, further, that in the case of any transfer or distribution pursuant to clause (i), (ii) or (iii) that no filing by the undersigned or any recipient of the Common Units transferred, in each case, under Section 16(a) of the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution during the 180-day period referred to above (as such period may be extended). For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.
     No provision in this Lock-Up Agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire the Common Units, or securities exchangeable or exercisable for or convertible into Common Units, provided that the undersigned does not transfer the Common Units acquired on such exercise or exchange during the 180-day restricted period unless otherwise permitted pursuant to this Lock-Up Agreement. In addition, no provision herein shall be deemed to restrict or prohibit the establishment or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such manner as to cause the sale of any Common Units or any

E-A-2

securities convertible into or exercisable or exchangeable for Common Units within such 180-day restricted period; provided, that no filing by the undersigned or any recipient of the Common Units transferred, in each case, under Section 16(a) of the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution during the 180-day period referred to above (as such period may be extended).
     The undersigned understands that the Partnership and the Underwriters will proceed with the Public Offering in reliance on this Lock-Up Agreement.
     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to agreement between the Partnership, its general partner and the Underwriters. The terms of this Lock-Up Agreement shall expire in the event the Public Offering of the Common Units is not consummated on or before [      ], 2012.
     If the undersigned is an officer or director of the general partner of Partnership, (i) each of Raymond James & Associates, Inc. and FBR Capital Markets & Co., on behalf of the Underwriters agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Units, each of Raymond James & Associates, Inc. and FBR Capital Markets & Co., on behalf of the Underwriters will notify the Partnership of the impending release or waiver, and (ii) the Partnership has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by each of Raymond James & Associates, Inc. and FBR Capital Markets & Co. on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
     This Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.
     This Lock-up Agreement may be executed in one or more counterparts and delivered by facsimile, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.
[Signature Page Follows]

E-A-3

     IN WITNESS WHEREOF, the undersigned has executed this Lock-up Agreement, or caused this Lock-up Agreement to be executed, as of the date first written above.

Very truly yours,

Name:
Title:

(Address)
Accepted and agreed to as
of the date first above written:
RAYMOND JAMES & ASSOCIATES, INC.

By:
Title:
For itself and as Representative of the other Underwriters
FBR CAPITAL MARKETS & CO.

By:
Title:
For itself and as Representative of the other Underwriters
[Signature Page to the Lock-Up Agreement]

Exhibit B
Form of Waiver of Lock-up
RAYMOND JAMES & ASSOCIATES, INC.
FBR CAPITAL MARKETS & CO.
Armstrong Resource Partners, L.P.
Public Offering of Common Units
        , 20__
[Name and Address of
Officer or Director
Requesting Waiver]
Dear Mr./Ms. [Name]:
This letter is being delivered to you in connection with the offering by Armstrong Resource Partners, L.P. (the “Partnership”) of common units representing limited partner interests (the “Common Units”) in the Partnership and the lock-up letter dated      , 2012 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated      , 20    , with respect to Common Units (the “Units”).
Raymond James & Associates, Inc. and FBR Capital Markets & Co. hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Units, effective      , 20[      ]; provided, however, that such [waiver] [release] is conditioned on the Partnership announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Partnership of the impending [waiver] [release].
Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

RAYMOND JAMES & ASSOCIATES, INC.

By:

Name:
Title:

FBR CAPITAL MARKETS & CO.

By:

Name:
Title:
cc: Armstrong Resource Partners, L.P.

E-B-5

Exhibit C
Form of Press Release
Armstrong Resource Partners, L.P.
[Date]
Armstrong Resource Partners, L.P. (the “Partnership”) announced today that Raymond James & Associates, Inc. and FBR Capital Markets & Co., the lead book-running managers in the
Partnership’s recent public sale of Common Units, is [waiving] [releasing] a lock-up restriction with respect to Common Units of the Partnership held by [certain officers or directors] [an officer or director] of the Partnership. The [waiver] [release] will take effect on      , 20      , and the common units may be sold on or after such date.
This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

E-C-6

Exhibit D
Form of CFO Certificate
CHIEF FINANCIAL OFFICER’S CERTIFICATE
[        ], 2012
     The undersigned, J. Richard Gist, the duly appointed Senior Vice President, Finance and Administration and Chief Financial Officer of Elk Creek GP, LLC, a Delaware limited liability company (the “General Partner”), the general partner of Armstrong Resource Partners, L.P., a Delaware limited partnership (the “Partnership”, together with the General Partner, the “Partnership Parties”), in connection with the initial public offering of the common units representing limited partner interest (the “Common Units”) in the Partnership, and pursuant to Section 6([n]) of the Underwriting Agreement (the “Underwriting Agreement”), dated [      ], 2012, among the Partnership, and Raymond James & Associates, Inc. and FBR Capital Markets & Co. (the “Representatives”), as representatives of the several underwriters named in Schedule II thereto (the “Underwriters”), hereby certifies in his capacity as the chief financial officer of the General Partner, on behalf of the Partnership Parties, that, as of the date hereof, the undersigned has specific knowledge of the Partnership Parties’ financial matters, and, based on his examination of the Partnership Parties’ financial records and schedules undertaken by himself or members of his staff who are responsible for the Partnership Parties’ financial accounting matters, hereby further certifies that:
1.	The undersigned has (i) reviewed the Preliminary Prospectus dated [ ], 2012 (the “Preliminary Prospectus”) relating to the offering of the Common Units and the Prospectus dated [ ], 2012 (the “Prospectus”) relating to the offering of the Common Units, (ii) supervised the compilation of the financial data and information included in the Preliminary Prospectus and the Prospectus and (iii) read the Partnership’s financial statements, books and records or schedules or analyses derived therefrom that the undersigned has deemed necessary to make the certifications and to perform the procedures set forth herein.

2.	The financial and statistical data and information contained in the Preliminary Prospectus and the Prospectus (the “Financial Data”) (a) are derived from the internal accounting records of the Partnership, (b) are prepared on a basis substantially consistent with the audited financial statements of the Partnership included in the Preliminary Prospectus and the Prospectus, and (c) present fairly, in all material respects, the financial position, results of operations and operational performance of the Partnership as of and for the periods presented.

3.	There were no changes in the Partnership Parties’ internal control over financial reporting subsequent to the fiscal quarter and year ended December 31, 2010 that have materially affected, or are reasonably likely

E-D-7

to materially affect, the Partnership Parties’ internal control over financial reporting.

4.	The undersigned has read the items identified on the attached selected pages of the Preliminary Prospectus attached hereto as Annex A, and has performed the following procedures which were applied as indicated with respect to the letters explained below:
A.	Compared the ranges or numbers identified to the amounts included in the Partnership’s accounting records and found such amounts to be in agreement.

B.	Compared the ranges or numbers identified to the amounts included in a schedule prepared by the Partnership based on its accounting records and found such amounts to be in agreement.
          Capitalized terms not defined in this certificate have the meaning ascribed to them in the Underwriting Agreement.
Each of Simpson Thacher & Bartlett LLP and Armstrong Teasdale LLP is entitled to rely on this certificate in connection with the opinion it is rendering pursuant to the Underwriting Agreement and this certificate is being delivered to the Representatives to assist them and the Underwriters in conducting and documenting their investigation of the affairs of the Partnership Parties and the Partnership’s subsidiaries in connection with the offering of the Common Units.
          All capitalized terms used but not defined herein shall have the meanings set forth in the Underwriting Agreement.
[Signature Page Follows]

E-D-8

     IN WITNESS WHEREOF, the undersigned has signed his name as of the date first written above.

By:
Name: J. Richard Gist
Title: Senior Vice President, Finance and
Administration and Chief Financial
Officer
[Signature Page to CFO Certificate]

Annex A
[Circle-up to be attached]

E-D-10